Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Boeing Note-Backed Series 2003-7

* CUSIP:	21988G262	Class	A-1
	21988GCL8	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 23, 2014.

INTEREST ACCOUNT

Balance as of August 15, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of September 23, 2014 Call Price received September 23, 2014 upon exercise of Call Warrants by certain of the holders thereof		$578,510.55

LESS:
Distribution of interest to Class A-1 Holders on September 23, 2014	-$	263,554.81
Distribution of interest to Class A-2 Holders on September 23, 2014	-$	314,955.74
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of September 23, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of August 15, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of September 23, 2014 Call Price received September 23, 2014 upon exercise of Call Warrants by certain of the holders thereof		$41,270,000.00

LESS:
Distribution of principal to Class A-1 Holders on September 23, 2014	-$	41,270,000.00
Distribution of $41,270,000 principal amount of underlying securities to certain Call Warrants Holders on September 23, 2014
Balance as of September 23, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF September 23, 2014

Principal Amount	Title of Security

$0	The Boeing Company, 6 1/8% Notes due February 15, 2033
* CUSIP: 097023AU9

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.